Exhibit 32

Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of TrustCo Bank Corp NY (the “Company”) on Form 10-Q for the period ending June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods described therein.

/s/ Robert J. McCormick

Robert J. McCormick
Chairman, President and Chief Executive Officer

/s/ Michael M. Ozimek

Michael M. Ozimek
Executive Vice President and
Chief Financial Officer

Date: August 10, 2026